Exhibit 99.1

Harland News Release                                    John H. Harland Company
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                                www.harland.net

For More Information, Contact:

Investors
Henry R. Bond
Treasurer and Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Vice President, Corporate Communications
770-593-5443
jpensec@harland.net


                 HARLAND REPORTS RESULTS FOR THE FOURTH QUARTER
                               AND FULL-YEAR 2006


ATLANTA (February 7, 2007) - John H. Harland Company (NYSE: JH) today reported results for the fourth quarter and full year of 2006. On December 20, 2006, Harland announced that it had signed a definitive merger agreement with M&F Worldwide Corp. by which M&F Worldwide would acquire John H. Harland Company for $52.75 per share in cash. The merger is expected to close in the second half of 2007, subject to the satisfaction of customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and approval by Harland shareholders.

Consolidated sales for the quarter were $263.8 million, a 0.6% decrease from 2005 fourth-quarter sales of $265.3 million. Consolidated net income for the fourth quarter decreased 34.7% year-over-year to $13.6 million, compared to $20.9 million for the fourth quarter of 2005. Diluted earnings per share for the quarter were $0.52, a 30.7% decrease from 2005 fourth-quarter diluted earnings per share of $0.75.

The decrease in fourth-quarter net income and diluted earnings per share was more than explained by pre-tax costs of $12.6 million, or $0.34 per diluted share, associated with the company's pending merger with M&F Worldwide; a pre-tax impairment charge of $3.5 million, or $0.14 per diluted share, resulting from the company's decision to dispose of its Printed Products operations in Mexico, which are now reported as discontinued operations; and pre-tax compensation costs of $1.8 million, or $0.04 per diluted share, related to the implementation of FASB 123R. These costs were partially offset by tax credits of $0.09 per diluted share recognized during the quarter.

"The fourth quarter marked a milestone for Harland," said Timothy C. Tuff, chairman and chief executive officer of Harland. "The proposed merger with M&F Worldwide will combine both companies' complementary products and services to create a more effective and efficient strategic partner for financial institutions."

For the 12 months ended December 31, 2006, consolidated sales increased 7.5% year-over-year to $1.05 billion, compared to $976.6 million a year earlier.

Consolidated net income for the year decreased 9.8% year-over-year to $68.1 million, compared to 2005 net income of $75.5 million. Diluted earnings per share for the year decreased 5.2% to $2.55 compared to 2005 diluted earnings per share of $2.69.

The decrease in full-year net income and diluted earnings per share was more than explained by pre-tax costs of $12.6 million, or $0.33 per diluted share, associated with the company's pending merger with M&F Worldwide; a pre-tax impairment charge of $3.5 million, or $0.13 per diluted share, associated with the company's decision to dispose of its Printed Products operations in Mexico; and pre-tax compensation costs of $6.4 million, or $0.15 per diluted share, related to the implementation of FASB 123R. These costs were partially offset by tax credits of $0.08 per diluted share. The full year per diluted share equivalents for transaction-related expenses, the impairment charge and tax credits were slightly lower than the fourth quarter per diluted share equivalents due to lower weighted average diluted shares for the fourth quarter than for the full year.

Segment Reporting
Harland reports results for three segments: Printed Products, Software and Services and Scantron.

Sales for the quarter from Harland's Printed Products segment decreased 3.9% year-over-year to $158.3 million, compared to $164.7 million a year earlier. Segment income from Printed Products increased 23.7% in the quarter year-over-year to $30.0 million, compared to $24.3 million in 2005.

"Margins improved year-over-year, driven by improved operating performance in all businesses," said Tuff. "While overall segment sales decreased in the quarter, sales in our Business Solutions and Integrated Client Solutions businesses increased significantly."

Software and Services sales in the quarter increased 4.4% year-over-year to $85.4 million, compared to $81.8 million in 2005. Segment income from Software and Services decreased 6.6% in the quarter year-over-year to $15.3 million, compared to $16.3 million in 2005.

"Our Lending and Retail businesses and the Financialware acquisition accounted for the increased segment sales in the quarter, partially offset by weaker sales in our Mortgage, Bank Core and Technology Services businesses," said Tuff. "The sales decreases in our Mortgage and Bank Core businesses negatively impacted margins. Backlog increased significantly in the quarter."

Scantron's sales for the quarter increased 8.5% to $20.4 million, compared to $18.8 million in 2005. Segment income from Scantron decreased 8.0% in the quarter year-over-year to $5.1 million, compared to $5.6 million in 2005.

"Testing and Assessment software sales continued to do well in the quarter," said Tuff. "But margins for Scantron were weaker, which was more than accounted for by higher legal and severance expenses."

Harland's board of directors declared a quarterly dividend of $0.175 per share, payable February 23, 2007 to shareholders of record as of February 14, 2007.

Due to the pending transaction, Harland will not be issuing earnings guidance for 2007.

Harland will hold a conference call February 8, 2007 at 10:00 a.m. EST to discuss the results of the fourth quarter and full year. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's Web site at www.harland.net. The live conference call can also be accessed by calling 1-719-457-2629 and using the access code #8582014.

A replay of the conference call will be available in the investor relations section of Harland's Web site (www.harland.net) beginning approximately two hours after the call. The rebroadcast will also be available until February 16, 2007 via telephone by calling 1-719-457-0820 and using the access code #8582014.

                                       ###

About Harland
Harland is a leading provider of printed products and software and related services sold to the financial institution market, including banks, credit unions, thrifts, brokerage houses and financial software companies. Harland's printed products operations are conducted through Harland Printed Products which includes checks operations, direct marketing and analytical services businesses and Harland's computer checks and forms businesses. Its software operations are conducted through Harland Financial Solutions which includes core processing, retail and lending solutions as well as maintenance services to financial and other institutions. Harland's Scantron division is a leading provider of data collection and testing and assessment products sold primarily to the educational, financial institution and commercial markets.

About M & F Worldwide Corp.
M & F Worldwide has two business lines, which are operated by Mafco Worldwide and Clarke American Corp. Mafco Worldwide's business is the production of licorice products for sale to the tobacco, food, pharmaceutical and confectionery industries (which is the Company's Licorice Products segment). Clarke American's business provides direct marketing services, customer contact solutions, and checks and check-related products and services. Clarke American's Checks in the Mail division supplies checks and other financial documents directly to over 3.5 million consumers, and Clarke American's B2Direct division offers customized business kits and treasury management services to businesses.

Risk Factors and Cautionary Statements
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

The forward-looking statements in this press release include statements regarding the Company's expectations with respect to the pending merger pursuant to which M&F Worldwide would acquire Harland. Such statements relate to the Company's expectations regarding, among other things, the timing of certain events related to the merger, including closing of the transaction. The timing of such events and the closing of the merger are subject to factors beyond the Company's control.

The Company is subject to federal regulations implementing the information security requirements of the Gramm-Leach-Bliley Act and other federal regulations and state laws regarding the privacy and confidentiality of consumer information. These laws and regulations require the Company to develop, implement and maintain a comprehensive information security program designed to protect the security and confidentiality of consumers' nonpublic personal information and to define requirements for notification in the event of improper disclosure. The Company cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the networks that utilize consumers' nonpublic personal information.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of new accounts, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments and customer rebates, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection solutions, and testing and assessment methods, which could negatively impact forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date of the statements. Other important risk factors are discussed in detail in Section 1A of the company's Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. The risk factors discussed in the company's Form 10-K are incorporated by reference in this press release.

Additional Information and Where to Find It
In connection with the previously announced proposed merger with M&F Worldwide Corp. and required shareholder approval, Harland has filed a preliminary proxy statement with the Securities and Exchange Commission and will file with the Securities and Exchange Commission a definitive proxy statement. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, AND ANY OTHER RELEVANT MATERIALS FILED BY HARLAND, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT HARLAND AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission, at its website at www.sec.gov. In addition, the documents filed by Harland with the Securities and Exchange Commission may be obtained free of charge by contacting Harland at: John H. Harland Company,
Attn: Henry R. Bond, Vice President, Investor Relations, Box 105250, Atlanta, Georgia 30348; Telephone: 770-593-5697. Harland's filings with the Securities and Exchange Commission are also available on Harland's website at www.harland.net.

Participants in the Solicitation
Harland and its officers and directors may be deemed to be participants in the solicitation of proxies from Harland's shareholders with respect to the merger. Information about Harland's executive officers and directors and their ownership of Harland's shares is set forth in the proxy statement for Harland's 2006 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 27, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Harland and its respective executive officers and directors in the merger by reading the preliminary proxy statement, as well as the definitive proxy statements regarding the merger that Harland will file with the Securities and Exchange Commission.

                             John H. Harland Company
                        Financial Highlights (Unaudited)
                                4th Quarter 2006
                                   (in 000's)

                                               Three Months ended
                                          December 31,   December 31,    %
                                              2006            2005
                                              -----          ------

Sales                                      $ 263,824       $ 265,322    -0.6%
Cost of sales                                126,326         131,238    -3.7%
  Pct of Sales                                 47.9%           49.5%
                                           ---------       ---------
Gross profit                                 137,498         134,084     2.5%
  Pct of Sales                                 52.1%           50.5%
Selling, general and administrative
  expenses                                   105,844          92,828    14.0%
  Pct of Sales                                 40.1%           35.0%
 Amortization of intangibles                   3,913           4,057    -3.5%
  Pct of Sales                                  1.5%            1.5%
                                           ---------       ---------
Operating Income                              27,741          37,199   -25.4%
  Pct of Sales                                 10.5%           14.0%

Other Income (Expense):
  Interest expense                            (3,819)         (3,431)   11.3%
    Pct of Sales                               -1.4%           -1.3%
  Other - net                                    492             140   251.4%
    Pct of Sales                                0.2%            0.1%
                                           ---------       ---------
Income from Continuing Operations and
  before Income Taxes                         24,414          33,908   -28.0%
  Pct of Sales                                  9.3%           12.8%
Income taxes                                   6,830          12,582   -45.7%
  Pct of Sales                                  2.6%            4.7%
                                           ---------       ---------
Income from Continuing Operations             17,584          21,326   -17.5%
Pct of Sales                                    6.7%            8.0%
Loss from Discontinued Operations,
 Net of Tax                                   (3,966)           (463)  756.6%
                                           ---------       ---------

Net Income                                 $  13,618        $ 20,863   -34.7%
                                           =========       =========
Pct of Sales                                    5.2%            7.9%
Effective Tax Rate for Continuing
 Operations                                    28.0%           37.1%



                             John H. Harland Company
                        Financial Highlights (Unaudited)
                                4th Quarter 2006
                                   (in 000's)


                                              Three Months ended
                                          December 31,   December 31,
                                              2006            2005         %
                                              -----          ------

Earnings per Share-Basic
   Income from Continuing Operations        $    0.69       $    0.79     -12.7%
   Discontinued Operations                  $   (0.16)      $   (0.02)   -700.0%
   Net Income                               $    0.54       $    0.77     -29.9%
Earnings per Share - Diluted
   Income from Continuing Operations        $    0.67       $    0.76     -11.8%
   Discontinued Operations                  $   (0.15)      $   (0.02)   -650.0%
    Net Income                              $    0.52       $    0.75     -30.7%

Weighted Average Shares (000)
   Basic                                       25,329          27,110      -6.6%
   Diluted                                     26,079          27,979      -6.8%
Shares O/S at end of period (000)              25,772          27,200      -5.3%
Return on Equity                                17.7%           25.5%      -7.8 pct pts
Depreciation and Amortization (000)         $  21,029       $  23,105      -9.0%
Capital Expenditures (000)                  $   6,896       $   7,389      -6.7%
Number of Employees
 (includes temporary employees)                 5,360           5,686      -5.7%



Segment Information

Printed Products
  Sales                                     $ 158,303       $ 164,722      -3.9%
  Depreciation & Amortization               $  15,626       $  17,470     -10.6%
  Segment Income                            $  30,003       $  24,253      23.7%

Software and Services
  Sales                                     $  85,392       $  81,820       4.4%
  Depreciation & Amortization               $   4,395       $   4,568      -3.8%
  Segment Income                            $  15,265       $  16,336      -6.6%

Scantron
  Sales                                     $  20,399       $  18,808       8.5%
  Depreciation & Amortization               $     824       $     733      12.4%
  Segment Income                            $   5,110       $   5,557      -8.0%

Corporate
  Sales                                     $    (270)      $     (28)    864.3%
  Depreciation & Amortization               $     122       $     127      -3.9%
  Segment Income (Loss)                     $ (25,964)      $ (12,238)    112.2%

Segment income (loss) is defined as income before income taxes.

                             John H. Harland Company
                        Financial Highlights (Unaudited)
                                4th Quarter 2006
                                   (in 000's)

                                               Twelve Months ended
                                          December 31,   December 31,    %
                                              2006           2005
                                             ------         -----

Sales                                     $1,050,179       $ 976,630     7.5%
Cost of sales                                520,788         491,264     6.0%
  Pct of Sales                                 49.6%           50.3%
                                           ---------       ---------
Gross profit                                 529,391         485,366     9.1%
  Pct of Sales                                 50.4%           49.7%
Selling, general and administrative
  expenses                                   383,686         342,446    12.0%
  Pct of Sales                                 36.5%           35.1%
 Amortization of intangibles                  15,974          11,590    37.8%
  Pct of Sales                                  1.5%            1.2%
                                           ---------       ---------
Operating Income                             129,731         131,330    -1.2%
  Pct of Sales                                 12.4%           13.4%

Other Income (Expense):
  Interest expense                           (16,050)         (9,994)   60.6%
    Pct of Sales                               -1.5%           -1.0%
  Other - net                                    936           1,117   -16.2%
    Pct of Sales                                0.1%            0.1%
                                           ---------       ---------
Income from Continuing Operations and
  before Income Taxes And Cumulative
  Effect of Change in Accounting Principle   114,617         122,453    -6.4%
  Pct of Sales                                 10.9%           12.5%
Income taxes                                  41,688          46,201    -9.8%
  Pct of Sales                                  4.0%            4.7%
                                           ---------       ---------
Income from Continuing Operations and
  Before Cumulative Effect of Change in
  Accounting Principle                        72,929          76,252    -4.4%
Pct of Sales                                    6.9%            7.8%
Cumulative Effect of Change in
  Accounting Principle, Net of Tax               345               0
Loss from Discontinued Operations,
  Net of Tax                                  (5,176)           (774)  568.7%
                                           ---------       ---------

Net Income                                $   68,098       $  75,478    -9.8%
                                          ==========       =========
Pct of Sales                                    6.5%            7.7%
Effective Tax Rate for Continuing
 Operations                                    36.4%           37.7%




                             John H. Harland Company
                        Financial Highlights (Unaudited)
                                4th Quarter 2006
                                   (in 000's)


                                              Twelve Months ended
                                          December 31,   December 31,
                                              2006            2005         %
                                              -----          -----


Earnings per Share-Basic
   Income from Continuing Operations and
     Before Accounting Change and
     Discontinued Operations               $    2.81       $    2.80       0.4%
  Accounting Change                        $    0.01       $       -
  Discontinued Operations                  $   (0.20)      $   (0.03)   -604.0%
   Net Income                              $    2.62       $    2.77      -5.4%
Earnings per Share - Diluted
   Income from Continuing Operations and
     Before Accounting Change and
     Discontinued Operations               $    2.73       $    2.71       0.6%
    Accounting Change                           0.01               -
    Discontinued Operations                $   (0.19)      $   (0.03)   -589.5%
    Net Income                             $    2.55       $    2.69      -5.2%

Weighted Average Shares (000)
   Basic                                      25,955          27,244      -4.7%
   Diluted                                    26,703          28,090      -4.9%
Shares O/S at end of period (000)             25,772          27,200      -5.3%
Return on Equity                               21.6%           25.4%      -3.8 pct pts
Depreciation and Amortization (000)        $  88,074       $  87,196       1.0%
Capital Expenditures (000)                 $  23,451       $  23,917      -1.9%
Number of Employees
 (includes temporary employees)                5,360           5,686      -5.7%



Segment Information

Printed Products
  Sales                                    $ 648,397       $ 615,565       5.3%
  Depreciation & Amortization              $  65,676       $  66,797      -1.7%
  Segment Income                           $ 112,393       $  98,545      14.1%

Software and Services
  Sales                                    $ 324,583       $ 286,946      13.1%
  Depreciation & Amortization              $  17,916       $  16,404       9.2%
  Segment Income                           $  43,792       $  42,242       3.7%

Scantron
  Sales                                    $  77,885       $  74,483       4.6%
  Depreciation & Amortization              $   3,271       $   2,926      11.8%
  Segment Income                           $  21,905       $  20,264       8.1%

Corporate
  Sales                                    $    (686)      $    (364)     88.5%
  Depreciation & Amortization              $     834       $     542      53.9%
  Segment Income (Loss)                    $ (63,473)      $ (38,598)     64.4%

Segment income (loss) is defined as income before income taxes.


                             John H. Harland Company
                     Financial Highlights - 4th Quarter 2006
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)


                                                    Twelve Months ended
                                                 December 31,    December 31,
                                                    2006            2005
-----------------------------------------------------------------------------
Operating Activities:
Net Income                                        $ 68,098        $ 75,478
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     88,074          87,196
Contract payments                                  (22,204)        (25,231)
All other                                           19,224          16,314
                                                  ---------       ---------
Net cash provided by operating activities          153,192         153,757
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (23,451)        (23,917)
Payments for acquisition of businesses,
  net of cash acquired                             (10,296)       (239,756)
All other                                            1,176           1,565
                                                  ---------       ---------
Net cash (used in) investing activities            (32,571)       (262,108)
                                                  ---------       ---------

Financing Activities:
Repurchases of stock                               (75,434)        (45,052)
Long-term debt - net                               (43,963)        153,294
All other                                           (1,064)          1,193
                                                  ---------       ---------
Net cash provided by (used in) financing
  activities                                      (120,461)        109,435
                                                  ---------       ---------
Increase (decrease) in cash and cash equivalents       160           1,084
Cash and cash equivalents at beginning of period    10,298           9,214
                                                  ---------       ---------
Cash and cash equivalents at end of period        $ 10,458        $ 10,298
                                                  =========       =========
